AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                      ON JANUARY 11, 2002 REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               JUNUM INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                                  84-1219819
-------------------------------                              -------------------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

        1590 CORPORATE DRIVE
        COSTA MESA, CALIFORNIA                               92626
       ---------------------------------------------- -------------------
       (ADDRESS OF PRINCIPAL                                (ZIP CODE)
        EXECUTIVE OFFICES)


                        2002 CONSULTANT COMPENSATION PLAN
                           --------------------------
                            (FULL TITLE OF THE PLAN)


                                    COPY TO:

                               JUNUM INCORPORATED
                              1590 CORPORATE DRIVE
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 979-5063
                         -----------------------------
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
  Title of Amount             Amount              Proposed Maximum            Proposed                Amount of
   Securities To               To Be               Offering Price         Maximum Aggregate         Registration
   Be Registered            Registered              per Share(1)          Offering Price(1)              Fee
-------------------------------------------------------------------------------------------------------------------
  Common Stock,          1,000,000(1)shares            $0.65(2)             $650,000                  $162.50
  $.01 par value



(1) A total of 1,000,000 shares are authorized for issuance under the this registration statement
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the average of the bid and ask price of the Registrant's Common Stock as reported on the OTC Bulletin Board on January 10, 2002, or $0.65 per share.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*
------            ----------------

Item 2.           Registrant Information and Employee Plan Annual Information.*
------            -----------------------------------------------------------

                  * Information required by Part I to be contained in the
                  Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
                  Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.
------            -----------------------------------------------

                  The following documents previously filed by Junum Incorporated, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (i) Annual Report on Form 10-K for the year ended December 31, 2000, including all amendments;

          (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, including all amendments;

          (iii)Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, including all amendments;

          (iv) The description of the Company's common stock, $.01 par value (the "Common Stock"), set forth under the caption "Description of Common Stock" in the Company's Registration Statement on Form 8-A dated April 16, 1993 (which incorporates such description in the Company's Registration Statement on Form SB-2 (file no. 33-57998D), as filed with the Commission on March 29, 1993, as amended) and all amendments and reports filed thereafter for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
------            -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
------            --------------------------------------

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
------            -----------------------------------------

         Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         The Company's Bylaws require the Company to indemnify the Company's directors and officers to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.           Exemption from Registration Claimed.
------            -----------------------------------

                  Not applicable.

Item 8.           Exhibits.
------            --------

                  See Index to Exhibits to this Form S-8, which is incorporated herein by reference.


Item 9.           Undertakings.
------            ------------

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on January 11, 2002.

                                JUNUM INCORPORATED


                                By: /s/ DAVID B. COULTER
                                    ----------------------------
                                    David B. Coulter
                                    Chairman of the Board,
                                    Chief Executive Officer and
                                    Principal Accounting Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:




            Name                                         Title                           Date
            ----                                         -----                           ----

      /s/ DAVID B. COULTER                  Director, Chief                        January 11, 2002
-------------------------------------       Executive Officer and Principal
         David B. Coulter                   Accounting Officer



                                INDEX TO EXHIBITS
                                -----------------



Exhibit
Number            Exhibit
------            -------

4.1 Specimen Stock Certificate for Registrant's Common Stock (incorporated herein by reference to The Registrant's Registration Statement on Form 8-A dated April 16, 1993 Commission File No. 0-21566), Item 2, Exhibit 1.

4.2               Junum Incorporated 2002 Consultant Compensation Plan

5.1               Opinion of Steve Zrenda.

23.1              Consent of Smith & Company, Certified Public Accountants.

23.2              Consent of Steve Zrenda, included in Exhibit 5.1.

24.1              Power of Attorney, included on the signature page.

EXHIBIT 4.2


                               JUNUM INCORPORATED
                        2002 CONSULTANT COMPENSATION PLAN

1.       Purpose

         The Junum Incorporated 2002 Consultant Compensation Plan (the "Plan") is intended to promote the interests of Junum Incorporated and its subsidiaries (collectively the "Corporation") by offering those outside consultants of the Corporation who assist in the development and success of the business of the Corporation, the opportunity to participate in a compensation plan designed to reward them for their services and to encourage them to continue to provide services to the Corporation.

2.       Definitions

     For all purposes of this Plan, the following terms shall have the following meanings:

         "Common Stock" means Junum Incorporated common stock, $.01 par value.

         "Conditional Shares" means shares of Common Stock awarded under this Plan subject to conditions imposed by the Committee (as defined herein) or the conditions set forth in Section 6.2 or both.

         "Discounted Purchase Shares" means shares of Common Stock sold under this Plan at a discount from the Common Stock's then current market price.

         "Junum" means Junum Incorporated, a Delaware corporation.

         "Subsidiary" means any company of which Junum Incorporated owns, directly or indirectly, the majority of the combined voting power of all classes of stock.

         "Unconditional Shares" means shares of Common Stock awarded under this Plan subject to no conditions.

3.       Administration

         The Plan shall be administered by a committee (the "Committee") selected by, and serving at the pleasure of, Junum's Board of Directors (the "Junum Board").

         Junum or any Subsidiary will recommend to the Committee persons to whom shares may be awarded or may be sold at a discount. The Committee shall make all final decisions with respect to the persons to whom awards shall be granted or stock shall be sold at a discount ("Participants"), the number of shares that shall be covered by each award or sale, the time or times at which awards shall be granted or sales shall be made, the timing of when awards shall vest, the percentage from the then current market price that any shares sold shall be discounted, the terms and provisions of the instruments by which awards or sales shall be evidenced, the interpretation of the Plan and all determinations necessary or advisable for its administration.

4.       Eligibility

         Only individuals who are outside consultants, or directors, officers, partners or employees of outside consultants, of Junum or any Subsidiary shall be granted awards or shall be permitted to purchase shares at a discount.

5.       Stock Subject to the Plan

         The stock, which may be awarded or sold pursuant to this Plan, shall be shares of Common Stock, including common stock issuable upon conversion of options, warrants or other convertible securities. When shares of Common Stock are awarded or sold, Junum may award or sell authorized but unissued Common Stock, or Junum may award or sell issued Common Stock held in its treasury. Each of the respective boards of Junum and all Subsidiaries involved in the award or sale will fund the Plan to the extent so required to provide Common Stock for the benefit of Participants. The total number of shares of Common Stock which may be granted or sold under this Plan shall not exceed 1,000,000 shares in the aggregate. Any shares awarded and later forfeited are again subject to award or sale under the Plan.

6.       Share Awards and Sales

         6.1      Grant of Share Awards and Sale of Discounted Purchase Shares

                  The Committee may award to Participants Unconditional Shares and Conditional Shares. The Committee will determine for each Participant selected to be awarded Unconditional Shares and Conditional Shares the time or times when Unconditional Shares or Conditional Shares shall be awarded and the number of shares of Common Stock to be covered by each Unconditional Shares or Conditional Share award. Unless expressly specified as Conditional Shares by the Committee, all shares of Common Stock awarded under this Plan shall be Unconditional Shares. No Unconditional Shares or Conditional Shares shall be awarded unless Junum (in the judgement of the Committee) has received from the Participant either (a) a full performance of the services for which the Unconditional Shares or Conditional Shares are being awarded, or (b) (i) a partial performance of the services for which the Unconditional Shares or Conditional Shares are being awarded and the value of such partial performance (in the judgement of the Committee) equals or exceeds the aggregate par value of the Unconditional Shares or Conditional Shares to be awarded and (ii) a binding obligation from the Participant to provide in the future the remainder of the services for which the Unconditional Shares or Conditional Shares are being awarded. In addition to awarding Unconditional Shares and Conditional Shares the Committee may sell to Participants Discounted Purchase Shares, for purchase prices at such discounts from the then current market price of the Common Stock, and upon such terms and conditions, as the Committee shall determine.

         6.2      Conditions

                  Shares of Common Stock issued to a Participant as a Conditional Shares award will be subject to the following conditions as well as all other conditions imposed by the Committee ("Share Conditions"):

                  (a) Except as set forth in Paragraphs 6.4 and 6.5, if Share Conditions are not satisfied, Conditional Shares will be forfeited and returned to Junum or, in the event such Conditional Shares were provided to the Participant from shares of Common Stock purchased by the Subsidiary, then the Conditional Shares will be returned to the Subsidiary. In either case, all rights of the Participant to such Conditional Shares will terminate without any payment of consideration by Junum or the Subsidiary with which the Participant is associated, unless the Participant maintains his association with Junum or a Subsidiary for the period of time (if any) determined by the Committee.

                  (b) During the condition period ("Condition Period") relating to a Conditional Share award, none of the Conditional Shares subject to such award may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant.

                  (c) The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Conditional Shares sold or granted pursuant to the Plan will remain in the physical custody of Junum or the applicable Subsidiary or an escrow holder during the Condition Period.

                  (d) Certificates representing Conditional Shares sold or granted pursuant to the Plan may bear a legend making an appropriate reference to the conditions imposed on the Conditional Shares.

                  (e) The Committee may impose other conditions on any Conditional Shares issued pursuant to the Plan as it may deem advisable, including without limitations, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such share or shares of the same class are then listed and under any state securities laws or other securities laws applicable to such shares.

         6.3      Rights of a Stockholder

         Except as set forth in Paragraph 6.2(b), the recipient of a Conditional Share award will have all of the rights of a stockholder of Junum with respect to the Conditional Shares, including the right to vote the Conditional Shares and to receive all dividends or other distributions made with respect to the Conditional Shares.

         6.4      Lapse of Conditions

         In the event of the termination of association of a Participant during the Condition Period by reason of death, disability, or termination of association, the Committee may, at its discretion, remove Share Conditions on Conditional Shares.

         Conditional Shares to which the Share Conditions have not so lapsed will be forfeited and returned to the Corporation as provided in Paragraph 6.2(a).

         6.5      Lapse of Conditions at Discretion of the Committee

         The Committee may shorten the Condition Period or remove any or all Share Conditions if, in the exercise of its absolute discretion, it determines that such action is in the best interests of the Corporation and equitable to the Participant.

         6.6      Listing and Registration of Shares


         Junum may, in its reasonable discretion, postpone the issuance and/or delivery of any shares of Common Stock awarded or sold pursuant to this Plan until completion of stock exchange listing, or registration, or other qualification of such shares under any law, rule or regulation.

         6.7      Designation of Beneficiary

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any shares of Common Stock to which such Participant would then be entitled pursuant to this Plan. Such designation will be made upon forms supplied by and delivered to the Committee and may be revoked in writing by the Participant. If a Participant fails effectively to designate a beneficiary, then such Participant's estate will be deemed to be the beneficiary.

7.       Capital Adjustments

         The number and consideration of Common Stock covered by each award granted or each sale under this Plan and the total number of shares that may be granted or sold under the Plan shall be proportionally adjusted to reflect, subject to any required action by stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

8.       Change of Control

         Notwithstanding the provisions of Section 7, in the event of a change of control, all Share Conditions on all Conditional Shares will lapse. For purposes of this plan, a "Change of Control" of Junum shall be deemed to have occurred at such time as (a) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rule 13d-3 under the foregoing act), directly or indirectly, of securities of

Junum representing 30% or more of the combined voting power of Junum's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Junum Board on the date hereof (the "Incumbent Board") cease for any reasons to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Junum Board serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of Junum occurs, unless such merger or consolidation shall have been affirmatively recommended to Junum's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of Junum, by someone other than the current management of Junum seeking stockholder approval of a plan of reorganization, merger or consolidation of Junum with one or more corporations as a result of which the outstanding shares of Junum's securities are actually exchanged for or converted into cash or property or securities not issued by Junum unless the reorganization, merger or consolidation shall have been affirmatively recommended to Junum's stockholders by a majority of the Incumbent Board.

9.       Approvals

         The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required.

10.      Effective Date of Plan

         The effective date of the Plan is January 11, 2002.

11.      Term and Amendment of Plan

         This Plan shall expire on January 12, 2010 (except to Conditional Shares outstanding on that date). The Junum Board may terminate or amend the Plan in any respect at any time, except no action of the Junum Board, the Committee or Junum's stockholders, however, may, without the consent of a Participant, alter or impair such Participant's rights under any Conditional Shares previously granted.

12.      No Right of Association

         Neither the action of Junum in establishing this Plan, nor any action taken by any Junum Board or any Subsidiary or the Committee, nor any provision of the Plan itself, shall be construed to limit in any way the right of Junum to terminate a Participant's association with the Corporation at any time.

13.      Withholding Taxes

         Junum or any Subsidiary, as applicable, shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payment or the issuance of Common Stock under the Plan. Whenever under the Plan, Common Stock is to be delivered upon vesting of Conditional Shares, the Committee shall be entitled to require as a condition of delivery that the Participant remit or provide for the withholding of an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

14.      Plan not a Trust


         Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Participant, the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

15.      Notices

         Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of Common Stock pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if addressed to the person to be notified at such address given to the Committee by such person and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

16.      Severability of Provisions

         If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

17.      Payment to Minors, etc.

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Junum Board, the Corporation and other parties with respect thereto.

18.      Headings and Captions

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

19.      Controlling Law

         This Plan shall be construed and enforced according to the laws of the State of Delaware to the extent not preempted by federal law, which shall otherwise control.

20.      Enforcement of Rights

         In the event the Corporation or a Participant is required to bring any action to enforce the terms of this Plan, the prevailing party shall be reimbursed by the non-prevailing party for all costs and fees, including actual attorney fees, for bringing and pursuing such action.

EXHIBIT 5.1

                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                              2100 BANK ONE CENTER
                               100 NORTH BROADWAY
                       OKLAHOMA CITY, OKLAHOMA 73102-8601

                            Telephone (405) 235-2111
                           Telecopier: (405) 235-2157

Stephen A. Zrenda, Jr., Esquire                       Mark S. Edmondson, Esquire
E-mail: Zrendaesq@aol.com                     E-mail: Mark.Edmondson@2100law.com


                                January 11, 2002

Junum Incorporated
1590 Corporate Drive
Costa Mesa, CA 92626


Gentlemen:

         We have acted as special counsel to Junum Incorporated (the "Company") to render a legal opinion regarding its Form S-8 Registration Statement to be filed with the Securities and Exchange Commission concerning its plan to issue its Common Stock, $.01 par value, to consultants to the Company.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, (ii) the authenticity of documents submitted to us as originals, and
(iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

         Based on and subject to the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         2. Assuming the accuracy of the documents, representations and warranties of the Company, the offer, issuance and sale of the Common Stock of the Company to consultants under the terms and provisions of consulting agreements and other contracts that will be duly authorized by the Board of Directors, will have been duly authorized and validly issued and will be fully paid and nonassessable.

Page 2
Junum Incorporated
January 11, 2002


         The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

         We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Form S-8 Registration Statement to be filed by the Company.

                                        Very truly yours,

                                        STEPHEN A. ZRENDA, JR., P.C.

                                        /S/ Stephen A. Zrenda, Jr.
                                        Stephen A. Zrenda, Jr.

EXHIBIT 23.1



                                 SMITH & COMPANY
           A Professional Corporation of Certified Public Accountants

January 11, 2002

Board of Directors
Junum Incorporated
Costa Mesa, California


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants for Junum Incorporated, we hereby consent to the use of our report included in the annual report of such Company on Form 10-K for the fiscal year ended December 31, 2000 and dated March 16, 2001, as an exhibit to the Company's S-8 Registration Statement dated January 11, 2002.


                                        /s/ Smith & Company
                                        Certified Public Accountants









         10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
             Telephone: (801) 575-8297 * Facsimile: (801) 575-8306
                          E-mail: smithco@dotplanet.com
          Members: American Institute of Certified Public Accountants
               * Utah Association of Certified Public Accountants